EXHIBIT 10.1

FIRST AMENDMENT TO STANDARD INDUSTRIAL LEASE AGREEMENT

        THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL LEASE AGREEMENT (the "First Amendment") is entered into this 18th day of November, 2016, by and between COLUMBIA CALIFORNIA WARM SPRINGS INDUSTRIAL, LLC, a Delaware limited liability company (the "Landlord") and INTEST SILICON VALLEY CORPORATION, a Delaware corporation (the "Tenant").

BACKGROUND

        A.  Landlord and Tenant are parties to that certain Standard Industrial Lease Agreement dated January 9, 2012 (the "Lease"), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, approximately 15,746 rentable square feet (the "Premises") in the building located at 47777 Warm Springs Boulevard, Fremont, California, as more particularly described in the Lease. Any and all capitalized terms not specifically defined herein shall have the definition set forth in the Lease.

        B.  Landlord and Tenant now desire to amend the Lease in accordance with the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing recitals, which are true and correct and are incorporated into this First Amendment by reference, and the covenants and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree that the Lease is amended and supplemented as follows:

        1.  Term. The Term of the Lease is hereby extended by a period of thirty-seven (37) months commencing on October 1, 2017, and expiring on October 31, 2020 (the "Extended Term"). Tenant's Renewal Option set forth in the Lease is hereby deleted in its entirety. Tenant shall have no further right to renew the Lease.

        2.  Base Rent. Effective as of October 1, 2017, Tenant shall pay to Landlord, at the times and in the manner set forth in the Lease, Base Rent in the following amounts:

Period	Monthly Base Rent
*October 1, 2017 - October 31, 2017	$0.00
November 1, 2017 - October 31, 2018	$16,533.30
November 1, 2018 - October 31, 2019	$17,029.30
November 1, 2019 - October 31, 2020	$17,540.18

        *Notwithstanding that Tenant has no obligation to pay the Base Rent applicable to the period commencing on October 1, 2017, and expiring on October 31, 2017 (the "Rent Abatement"), Tenant shall, at all times during such period, remain liable for the cost of all utilities consumed within the Premises and Tenant's Proportionate Share of Operating Expenses, Taxes, and Landlord's costs of providing insurance for the Project in accordance with the terms of the Lease; and in the event Tenant commits an Event of Default under the Lease (as amended hereby) during the Extended Term, Tenant shall immediately be obligated to pay to Landlord the Rent Abatement set forth above, which amount equals $16,533.30.

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        3.  Additional Rent. During the Extended Term, Tenant shall continue to be responsible for all Additional Rent due under the Lease, including, but not limited to, Tenant's Proportionate Share of Operating Expenses (including Landlord's cost to insure the Project), Taxes, and for all utilities consumed within the Premises.

        4.  Condition of Premises. Landlord, at its sole cost and expense, (i) repair the roof leaks in the area shown with stars on Exhibit A attached hereto, and (ii) repair all damaged and/or stained ceiling tiles in the Premises (the "Landlord's Work"). Except for Landlord's Work, Tenant hereby acknowledges that it has inspected the Premises, is familiar with the condition thereof, and hereby accepts the Premises in its current, "AS-IS" condition, without any representation or warranty by Landlord of any kind, including, but not limited to, any warranty of habitability, merchantability, and/or fitness for a particular use. In addition, pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that, as of the date of this First Amendment, the Project (including the Building and the Premises) has not been inspected by a "Certified Access Specialist" (CASp). Landlord makes no representation or warranty, express or implied, as to the compliance of the Premises, the Building or the Project with applicable construction-related accessibility standards.

        5.  Brokers. Landlord and Tenant hereby warrant that they have had no dealings with any agents or brokers in connection with the above-referenced Lease, except for Colliers International and Newmark Cornish & Carey (whose commission shall be paid by Landlord pursuant to a separate agreement), and Landlord and Tenant agree to indemnify the other against all costs, expenses, reasonable attorneys' fees, and other liability for commissions and/or other compensation or charges arising out of a breach of such representations.

        6.  Certification. By executing this First Amendment, Tenant hereby certifies that: (i) the Lease as amended hereby remains in full force and effect; (ii) there are no prepayments by or credits due Tenant under the Lease; and (iii) Tenant is not aware of any default by Landlord under the Lease, nor of any event which with the giving of notice or passage of time, would constitute a breach by Landlord under the Lease.

        7.  OFAC. Tenant is not (i) acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation, nor (ii) engaged in any dealings or transactions, directly or indirectly, in contravention of any United States, international or other applicable money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. SS 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Tenant shall, within five (5) days after Landlord's request, provide such information as Landlord may require to verify the foregoing representations or as may be required in order to enable Landlord to comply with any reporting requirements or applicable laws pertaining to the foregoing representations.

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        8.  Entire Agreement/Ratification. This First Amendment represents the entire understanding of the parties with respect to the subject matter hereof, and the Lease as amended hereby remains in full force and effect and may not be modified further except in writing executed by the parties to be bound thereby. Unless expressly modified herein, the terms and conditions of the Lease shall remain in full force and effect, and the parties hereby confirm and ratify the same.

        9.  Miscellaneous. This First Amendment shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.

-SIGNATURE PAGE TO FOLLOW-

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        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

LANDLORD:

COLUMBIA CALIFORNIA WARM SPRINGS INDUSTRIAL, LLC, a Delaware limited liability company

		By:	Columbia Industrial Properties, LLC, a Delaware limited liability company, its member

		By:	Lincoln Industrial Manager, LLC, a Delaware limited liability company, its manager

		By:	Lincoln Advisory Group Ltd., a Texas limited partnership, its manager

		By:	Lincoln GP Advisory Group, Inc., a Texas corporation, its general partner

Witness:	/s/ Eric Gluck	By:	/s/ Gary F. Kobus
Gary F. Kobus, President

TENANT:

INTEST SILICON VALLEY CORPORATION, a Delaware corporation

Witness:	/s/ Susan M. Dawson	By:	/s/ Hugh T. Regan, Jr.
		Name:	Hugh T. Regan, Jr.
		Title:	CFO

CONSENT OF GUARANTOR

        The undersigned hereby consents to this First Amendment and acknowledges and affirms that its guaranty of the full, faithful and timely payment and performance by Tenant of all the payments, covenants and other obligations of Tenant under or pursuant to the Lease, as amended hereby, shall continue in full force and effect.

INTEST CORPORATION

Witness:	/s/ Susan M. Dawson	By:	/s/ Hugh T. Regan, Jr.
		Name:	Hugh T. Regan, Jr.
		Title:	CFO

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EXHIBIT A

ROOF LEAKS